Exhibit 99.1

Corteva Affirms 2019 Guidance and Updates Mid-Term Financial Targets on CFO Webcast

WILMINGTON, Del. - August 15, 2019 - Corteva, Inc. (NYSE: CTVA) will host a webcast today with investors and industry analysts to share supplemental information on 2019 financial guidance issued on August 1, as well as updates to mid-term financial targets, and perspective on valuation and cash flows. The webcast will also provide context on recent Company filings and industry reports. The webcast will be led by Greg Friedman, Executive Vice President and Chief Financial Officer for Corteva.

“In building Corteva, we have remained consistent in our commitment to drive sustainable shareholder value by focusing on the execution of levers in our control. This includes maximizing the results of our new product pipeline, continuing to execute against our synergy commitments and delivering additional, sustainable productivity improvements - even amidst unprecedented market headwinds,” said Corteva Executive Vice President and Chief Financial Officer Greg Friedman.

He continued, “We are affirming the updated net sales and pro forma operating EBITDA guidance we provided in our second quarter 2019 earnings release. We are also sharing additional context and modeling guidance.”

In addition to expanding on the 2019 financial guidance, Friedman will provide an update to mid-term financial targets reflecting years beyond 2019. In this update, he will also discuss the impact of pension obligations, assumed historical liabilities, and operational seasonality on the Company’s cash flows.

The prepared remarks will be followed by a moderated Q&A session in which Corteva Chief Executive Officer James C. Collins will also participate.

The presentation will be webcast live - and a replay will be available following the event. Registration for the webcast and the related presentation materials can be accessed through the Corteva Investor Relations website.

About Corteva Agriscience
Corteva Agriscience is a publicly traded, global pure-play agriculture company that provides farmers around the world with the most complete portfolio in the industry - including a balanced and diverse mix of seed, crop protection and digital solutions focused on maximizing productivity to enhance yield and profitability. With some of the most recognized brands in agriculture and an industry-leading product and technology pipeline well positioned to drive growth, the Company is committed to working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. Corteva Agriscience became an independent public company on June 1, 2019, and was previously the Agriculture Division of DowDuPont. More information can be found at www.corteva.com.

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Corteva Agriscience Cautionary Statement About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “targets,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DowDuPont, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Corteva’s control. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in Corteva’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2019 filed with the U.S. Securities and Exchange Commission.

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8/15/19

™ ,®, ℠ Trademarks and service marks of Dow AgroSciences, DuPont or Pioneer, and their affiliated companies or their respective owners.

Media Contact:
Gregg M. Schmidt
+1 302-485-3260
gregg.m.schmidt@corteva.com

Investor Relations Contact:
Megan Britt
+1 302-485-3279
megan.britt@corteva.com

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